Exhibit 32.1
SECTION 1350 CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, James Norrod and Il Yung Kim, Co-Chief Executive Officers of DASAN Zhone Solutions, Inc. (the “Company”), and Kirk Misaka, Chief Financial Officer of the Company, each hereby certify that, to their knowledge:

1.
The Company’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 9, 2017

/s/ JAMES NORROD	/s/ IL YUNG KIM	/s/ KIRK MISAKA
James Norrod	Il Yung Kim	Kirk Misaka
Co-Chief Executive Officer	Co-Chief Executive Officer	Chief Financial Officer